12/22/16Exhibit 99.1

First Foundation Announces Two-for-One Stock Split

IRVINE, Calif. – December 22, 2016 – First Foundation Inc. (NASDAQ: FFWM), a financial services company with two wholly-owned operating subsidiaries, First Foundation Advisors and First Foundation Bank, today announced that its Board of Directors has declared a two-for-one stock split to be effected in the form of a stock dividend on its common stock. Stockholders of record as of the close of business on January 4, 2017 will be entitled to receive one additional share of First Foundation common stock for each share of common stock held. The additional shares issued in the stock split are expected to be distributed on January 18, 2017.

"First Foundation continues to demonstrate solid financial performance and generate value for our existing stockholders," said Scott F. Kavanaugh, CEO. "As we seek to expand our investor base, the stock split is further testament to the strength of our platform and our commitment to the strategic growth of the company."

About First Foundation

First Foundation, a financial institution founded in 1990, provides private wealth management, personal banking, and business banking. The Company has offices in California, Nevada, and Hawaii with headquarters in Irvine, California. For more information, please visit www.ff-inc.com.

Forward Looking Statements

This news release includes certain forward-looking statements about First Foundation and its pending stock split that are intended to be covered by the safe harbor provided in the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements should not be relied on, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of the Company. These risks, uncertainties and other factors may cause the actual results, performance or achievements of the Company to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Contact:

First Foundation Inc.

John Michel

Chief Financial Officer

949-202-4160

jmichel@ff-inc.com